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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           _________________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          PHYSICIAN HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                 58-2199947
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                              One Lakeside Commons
                          990 Hammond Drive, Suite 300
                             Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)


       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
           None                                                None


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.      [x]

      Securities Act registration statement file number to which this form
relates:      333-40073 (if applicable)

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0025 per share
                                (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered

       The class of securities to be registered hereby is Common Stock, par value $.0025 per share (the "Common Stock"), of Physician Health Corporation, a Delaware corporation (the "Company"). For descriptions of the Common Stock, the other capital stock of the Company and certain anti-takeover provisions included in the charter of the Company, see the information set forth under the caption "Description of Capital Stock" in (i) the prospectus subject to completion dated January 28, 1998, included in Part I of the Registration Statement on Form S-1 (the "Registration Statement") of the Company, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on November 12, 1997, and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.


Item 2.   Exhibits

       The following exhibits are filed as part of this Registration Statement on Form 8-A:

*1 Form of certificate representing the Common Stock (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

*2(a)  Fifth Restated Certificate of Incorporation of the Company
       (incorporated herein by reference to Exhibit 3.1a of the Registration Statement).

*2(b) Second Amended and Restated Certificate of Designation, Preferences and Rights of the Series B Redeemable Convertible Preferred Stock of the Company (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

*2(c) Certificate of Amendment to the Second Amended and Restated Certificate of Designation, Preferences and Rights of the Series B Redeemable Convertible Preferred Stock and the Series B Non-Voting Redeemable Convertible Preferred Stock of the Company (incorporated herein by reference to Exhibit 3.2a of the Registration Statement).

*2(d) Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 of the Registration Statement).


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*    Incorporated by reference as indicated pursuant to Rule 12b-32.

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                                  SIGNATURES
                                  ----------


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized.



                                     PHYSICIAN HEALTH CORPORATION



                                     By /s/ Sarah C. Garvin
                                       -------------------------------------
                                       Sarah C. Garvin
                                       President and Chief Executive Officer


Date: February 13, 1998

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